INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated September 1, 2003 in this Registration Statement on Form SB-2 of 3DLP International, Inc.

We also consent to the references to us under the heading "Experts" in such document.

September 17, 2003

/s/  Gately & Associates
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Gately & Associates, LLC